AMENDMENT NO. 3
PARTICIPATION AGREEMENT
     Amendment No. 3 to the Participation Agreement, (the “Agreement”), dated July 1, 2005, by and among AIM Variable Insurance Funds, a Delaware Trust (“AVIF”), Invesco Aim Distributors, Inc., a Delaware corporation (“AIM”), AXA Equitable Life Insurance Company, a New York life insurance company (“LIFE COMPANY”), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an “Account,” and collectively, the “Accounts”); and AXA Advisors, LLC and AXA Distributors LLC, each an affiliate of LIFE COMPANY and the principal underwriters of the contracts (“UNDERWRITER”) (collectively, the “Parties”).
     WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds will be renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds).
     WHEREAS, effective April 30, 2010, Invesco Aim Distributors, Inc. will be renamed Invesco Distributors, Inc.
     The Parties hereby agree to amend the Agreement as follows:
     1. All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds);
     2. All references to Invesco Aim Distributors, Inc. will hereby be deleted and replaced with Invesco Distributors, Inc.
     3. Schedules A of the Agreement are hereby deleted in their entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
ACCOUNTS UTILIZING THE FUNDS
ALL ACCOUNTS UTILIZING THE FUNDS
CONTRACTS FUNDED BY THE ACCOUNTS
ALL CONTRACTS FUNDED BY THE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: April 30, 2010.

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr

Name:	Peter Davidson	Name:	John M. Zerr

Title:	Assistant Secretary	Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:	/s/ Peter Davidson	By:	/s/ John S. Cooper

Name:	Peter Davidson	Name:	John S. Cooper

Title:	Assistant Secretary	Title:	President

AXA EQUITABLE LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts

Attest:	/s/ Kenneth Beitler	By:	/s/ Steven M. Joenk

Name:	Kenneth Beitler	Name:	Steven M. Joenk

Title:	Vice President	Title:	Senior Vice President

AXA ADVISORS, LLC

Attest:	/s/ Kenneth Beitler	By:	/s/ Christine Nigro

Name:	Kenneth Beitler	Name:	Christine Nigro

Title:	Vice President	Title:	Senior Vice President

AXA DISTRIBUTORS, LLC

Attest:	/s/ Kenneth Beitler	By:	/s/Phillip D. Meserve

Name:	Kenneth Beitler	Name:	Philip D. Meserve

Title:	Vice President	Title:	Executive Vice President

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